MAYTAG CORPORATION









                            A Delaware Corporation














                                    BYLAWS












                      Revised as of February 10, 2000






                             MAYTAG CORPORATION




                                   BYLAWS



                                  Offices


     1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is the Corporation Trust Company. The corporation may also have an office in the City of Newton, Jasper County, State of Iowa, and also offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.


                                    Seal


     2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware."

                           Stockholders Meetings

     3. Meetings of the stockholders may be held at such place as shall be determined by resolution of the board of directors.

     4. An annual meeting of the stockholders shall be held on such date and at such time and place as shall be fixed by resolution of the board of directors. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. At the annual meeting the stockholders shall elect directors of the class for which the term expires on such date and shall transact such other business as may properly be brought before the meeting.

     Except as otherwise provided by statute or the Certificate of Incorporation, the only business which properly shall be conducted at any annual meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Bylaw 7, (ii) be brought before the meeting by or at the direction of the Board of Directors or the officer of the corporation presiding at the meeting or (iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who is entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the secretary of the corporation at the principal executive offices of the corporation, in





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Newton, Iowa, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the Stockholder Meeting Notice to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Each Stockholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and; (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934 as amended. No business shall be brought before any annual meeting of stockholders of the corporation otherwise than as provided in this Bylaw 4; provided, however, that nothing contained in this Bylaw 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Bylaw 4 and, if he should so determine, he should so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

      5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. The officer of the corporation presiding at the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum present. Notice of the time or place of an adjourned meeting shall be given only as required by law. The stockholders present at a duly called meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to constitute the remaining stockholders less than a quorum. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or may authorize another person or persons to act for such stockholder as proxy by the methods provided in Section 212 of the General Corporation Law of the State of Delaware, as in effect from time to time. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

      7. Written notice of the annual meeting shall be prepared and mailed by the corporation to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation at least ten and not more than sixty days prior to the meeting.

      8. A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office where the meeting is to be held, at least ten days before every meeting of stockholders, and shall, during the usual hours of business during such ten day period, and during the whole time of said meeting of stockholders, be open to the examination of any stockholder for any purpose germane to the meeting.

      9. Special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the whole board of directors. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. This Bylaw 9 may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of meeting.

     10. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting. Written notice of a special meeting of stockholders stating the time and place and object





                                    - 4 -

thereof shall be prepared and mailed by the corporation, postage prepaid, at least ten and not more than sixty days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

     11. The board of directors by resolution shall appoint one or more in-spectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated by the board of directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the officer appointed to act or is able to act at a meeting of stockholders, the officer of the corporation presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

          The officer of the corporation presiding at the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.


                                 Directors


     12. The property and business of this corporation shall be managed by its board of directors. Except as otherwise provided in these Bylaws or by law, the directors of the corporation shall be elected at the annual meeting of stockholders in each year. The number of directors which shall constitute the whole board of directors shall be at least three and such number may be fixed from time to time by a majority of the whole board, or if the number is not so fixed, the number shall be eleven. The directors of the corporation shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors.

At the 1977 Annual Meeting of Stockholders,

          (a) one-third of the number of directors shall be elected to serve until the 1978 Annual Meeting of Stockholders;

          (b) one-third of the number of directors shall be elected to serve until the 1979 Annual Meeting of Stockholders; and

          (c) one-third of the number of directors shall be elected to serve until the 1980 Annual Meeting of Stockholders, and until their successors shall be duly elected and qualified.





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          At each annual election of directors after the 1977 Annual
Meeting of stockholders, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until their successors shall be duly elected and qualified. In the case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equally as possible, as shall be determined by a majority of the whole board at the time of such increase or decrease.

          This Section 12 may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

     13. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of Delaware, at the office of the corporation in the city of Newton, Iowa, or at such other places as they may from time to time determine.

     14. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by stockholders.

    14A. Except as otherwise fixed pursuant to the Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the corporation, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at any annual meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by, the secretary of the corporation at the principal executive offices of the corporation in Newton, Iowa, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth:
(i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be





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nominated; (iii) the class and number of shares of stock held of record, owned beneficially and represented by Proxy by such stockholder and by the person or persons to be nominated as of the date of such notice; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the proxy rules of the Securities and Exchange Commission; and
(vii) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. Notwithstanding anything in the second sentence of this Bylaw 14A to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw 14A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation, in Newton, Iowa, not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Bylaw 14A, and if he should so determine, he should so declare to the meeting and the defective nomination shall be disregarded.

     Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw 14A, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw 14A. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by the first paragraph of this Bylaw 14A shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of





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the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws.

     Notwithstanding the provisions of Bylaw 4 and this Bylaw 14A, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Bylaw 4 and this Bylaw 14A. Nothing in Bylaw 4 and this Bylaw 14A shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.


                            Executive Committee



     15. There may be an executive committee of two or more directors designated by resolution passed by a majority of the whole board. Said committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the board such committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time. The board may delegate to such committee authority to exercise all the powers of the board excepting power to amend the Bylaws, while the board is not in session. Vacancies in the membership of the committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

     16. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                         Compensation of Directors



     17. Directors who as officers or employees of the corporation receive compensation from it shall not receive any stated compensation for their services as directors; but by resolution of the board reasonable compensation for attendance at board meetings may be allowed and paid.

     Directors who do not receive compensation from the corporation for employment with it in the capacity of an officer or employee shall be allowed and paid such stated compensation as may be fixed by the board of directors; and such directors shall be reimbursed for expenses incurred in connection with the performance of their duties or services as director, the amount thereof to be allowed and paid by resolution of the board.

     Nothing herein contained shall be construed as precluding a director from serving the company in any other capacity and receiving compensation therefor.

     18. Members of special or standing committees may be allowed and paid compensation for their services as such, and expenses incident thereto, in such amounts as from time to time are fixed and allowed by the board of directors.

                           Meetings of the Board



     19. The newly elected board may meet without notice for the purpose of organization or otherwise immediately following the annual meeting of the stockholders or at such place and time as shall be fixed by resolution of the board.

     20. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.

     21. Special meetings of the board may be called by the chairman of the board or the president on two days' written notice mailed to each director, or on not less than 24 hours' notice delivered to each director personally, telephonically or by telegram or telecopy at such number as has been provided by the director; special meetings shall be called by the chairman of the board, the president or secretary in like manner and on like notice on the written request of a majority of the directors then in office. A special meeting may be held without notice if all the directors are present or, if those not present waive notice of the meeting in writing, either before or after such meeting.

     22. At all meetings of the board, four directors, but not less than one-third of the total number of directors, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws.


                                  Officers



     23. The officers of this corporation shall be chosen by the directors and shall be a president, one or more vice presidents, a secretary, controller, and such assistant secretaries as the board of directors may





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designate. The board may also elect a chairman of the board and in that event, shall designate whether he or the president shall be the chief executive officer of the corporation.

     24. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect the corporate officers.

     25. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     26. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors; provided that in the case of officer members of the board of directors their salaries may be fixed from time to time by either of the following additional methods: (i) by a salary committee of not less than three members appointed, by a resolution passed by a majority of the whole board of directors, from among the members of the board of directors who are not officers of the corporation, or (ii) by a salary committee composed of all members of the board of directors who are not officers of the corporation, such committee to act by a majority of its members. None of the officers of the corporation shall be prevented from receiving a salary by reason of the fact that he is also a member of the board of directors; but an officer who shall also be a member of the board of directors shall not have any vote in a determination by the board of directors of the amount of salary that shall be paid to him.

     27. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.


                     Chairman of the Board of Directors



     28. Whenever a chairman of the board of directors has been elected by the board, he shall preside at all meetings of the board of directors and of the stockholders. If no chairman of the board is elected, the president shall act as the chairman of the board and shall assume the powers and duties of the chairman.


                                 President


     29. (a) The president shall be the chief executive officer of the corporation unless a chairman of the board has been elected and designated as such officer. Subject to the authority of the chairman of the board in such event, the president shall have general and active management of the business of the corporation and shall see that all orders and resolutions





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of the board are carried into effect. In the absence or disability of the chairman of the board, where that office has been filled by election of the board, the powers and duties of the chairman shall be assumed by the president.

          (b) He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.

          (c) He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of the corporation.


                               Vice President



     30. The board of directors may elect one or more vice presidents and may designate one or more of the vice presidents to be executive vice presidents. Subject to the succession provided for in Bylaw 29(a), in the absence or disability of the CEO, the executive vice presidents, or the vice presidents in the event none have been designated "Executive", in the order designated, (or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the CEO. The vice president(s) shall perform such other duties as the board of directors may prescribe.


                                 Secretary



     31. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.


                                 Treasurer



     32. (a)The treasurer shall, under the general direction of the Chief Financial Officer, be responsible for the planning and directing of
corporate   finance activities.  He shall have the custody of corporate





                                    - 11 -

funds and securities and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

          (b)He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer.

     (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.



                          Chief Financial Officer



     33. The Chief Financial Officer of the corporation shall have the general responsibility for the financial operations of the corporation and for all receipts and disbursements of the funds of the corporation.


                                 Controller



     34. The controller shall be the chief accounting officer of the corporation.


                            Assistant Secretary



     35. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.


                            Assistant Treasurer



     36. Repealed.





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                   Vacancies and Newly Created Directorships



     37. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the board of directors.

     Vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the expiration of the term of the class to which they have been chosen and until their successors are duly elected and qualified. This second paragraph of Section 37 may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.


                    Duties of Officers May be Delegated



     38. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire board concur therein.


                           Certificates of Stock



     39. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary.


                             Transfers of Stock



     40. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     41. The board of directors shall have power to appoint one or more transfer agents and/or one or more registrars of transfers and may provide that the issuance of certificates of stock of this corporation shall not be valid unless signed by such transfer agent or transfer agents and/or registrar of transfers or registrars of transfers, and if such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.


                                Record Dates


     42. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, and the record date for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                          Registered Stockholders



     43. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                               Lost Certificate



     44. Any person claiming a certificate of stock to be lost, stolen or destroyed, shall make an affidavit or affirmative of the fact and advertise the same in such manner as the board of directors may require, and shall if the directors so require give the corporation a bond of indemnity, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new replacement certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.


                            Inspection of Books



     45. The directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                   Checks



     46. All checks or demands for money and notes of the corporation, shall be signed by such officer or officers, employee or employees as the board of directors may from time to time designate.


                                Fiscal Year



     47. The fiscal year shall begin the first day of January in each year.

                         Directors' Annual Statement



     48. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.


                                  Notices



     49. Except as otherwise provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by telecopy as provided in Bylaw 21, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     Any stockholder, director, or officer may waive any notice required to be given under these Bylaws, either before or after the event for which such notice was required.



                             Incentive Payments



     50. Repealed.

     51. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president or the secretary may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the company the powers and rights which it may have as the holder of stock or other securities in any other corporation or membership in any organization, to vote or consent in respect of such stock or other securities or membership, and the president, or any vice president or the secretary may execute or cause to be executed in the name and on behalf of the company and under its corporate seal, or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the company may exercise its powers and rights.

                                  Amendments


     52. Except as otherwise provided in these Bylaws, these Bylaws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or (except as otherwise provided in these Bylaws) by the affirmative vote of a majority of the board of directors at a regular or special meeting of the board.

                                 * * * * *

     I, Frederick G. Wohlschlaeger, Secretary of MAYTAG CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify that as such Secretary, I have custody and possession of the records and corporate seal of said corporation, and that the foregoing is a full, true and correct copy of the Bylaws of said corporation in my custody and possession; and that the seal hereto affixed is the common or corporate seal of said corporation so in my custody and possession.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the corporate seal of said corporation this 10th day of February, A.D., 2000.


                                             /s/ Frederick G. Wohlschlaeger
                                                 Secretary